Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

INTELLECTUAL PROPERTY ASSIGNMENT

AGREEMENT

between

QLT USA, INC.

AND

ARIUS TWO, INC.

-i-

-ii-

Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

INTELLECTUAL PROPERTY ASSIGNMENT

AGREEMENT

This Intellectual Property Assignment Agreement (the “Agreement“) is made as of August 2, 2006 (the “Effective Date“) by and between QLT USA, Inc. (formerly Atrix Laboratories, Inc.), a Delaware corporation with its principal office at 2579 Midpoint Drive, Fort Collins, CO 80525-4417 (“Seller“), and Arius Two, Inc., a Delaware corporation with a mailing address at P.O. Box 14601, Research Triangle Park, NC 27709 (“Buyer“). Seller and Buyer are sometimes referred to collectively herein as the “Parties” or singly as a “Party.”

R E C I T A L S

WHEREAS, Seller and Arius Pharmaceuticals, Inc. (“Arius”) entered into that certain License Agreement dated May 27, 2004, as subsequently amended by that certain Consent and Amendment Agreement between Arius, Seller, and CDC IV, LLC (“CDC“), as assignee of Clinical Development Capital LLC, dated July 14, 2005, and that certain letter agreement between Seller and Arius executed July 14, 2005 (such License Agreement, as amended July 14, 2005, the “License Agreement“); and

WHEREAS, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller the BEMA assets related specifically to the European Union.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following terms as used in this Agreement shall have the meaning set forth below:

“Affiliate” means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with, a Party. For the purposes of this definition, the term “owns” (including, with correlative meanings, the terms “owned by” and “under common ownership with”) as used with respect to any Party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

“Applicable Laws” means all applicable laws, rules, regulations and guidelines that may apply to the performance of either Party’s obligations under this Agreement.

“Assumed Liabilities” means all obligations and liabilities arising out of Buyer’s ownership of the Purchased Assets, whether arising prior to or after the Effective Date; except for such obligations and liabilities for which Seller is obligated to indemnify Buyer under Section 3.03 of this Agreement.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

“BEMA” means Seller’s proprietary bioerodible, mucoadhesive multi-layer polymer film.

“BEMA Know-How” means the BEMA Know-How, as defined in the License Agreement, excluding the Ex-US BEMA Know-How.

“BEMA Technology” means the BEMA Technology, as defined in the License Agreement, excluding the Ex-US BEMA Technology.

“Books and Records” means the Books and Records, as defined in the License Agreement, excluding the Ex-US Books and Records.

“Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature.

“Combination Product” means a Worldwide Product (as defined below) that is sold together with any other products and/or services at a unit price, whether packaged together or separately with another pharmaceutical product or other device, equipment, instrumentation, or other components (other than solely containers or packaging exclusively for the Worldwide Product).

“Commercially Reasonable Efforts” shall mean, except as otherwise explicitly set forth in this Agreement, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to products having comparable market potential within the relevant product lines of that Party and generally accepted practices in the pharmaceutical industry. “Comparable market potential” shall be fairly determined by a Party in good faith and without limitation may be based upon market size, price, competition, patent rights, product liability issues and general marketing parameters.

“Competent Authorities” means, collectively, all governmental entities, foreign or domestic, responsible for the regulation of medicinal products intended for human use.

“Confidential Information” means any confidential or proprietary information of a Party, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known by or available to the public;

(b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records maintained in the ordinary course of business;

(c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

(d) is independently developed by the receiving Party, as evidenced by its written records maintained in the ordinary course of business, without knowledge of, and without the aid, application or use of, the disclosing Party’s Confidential Information; or

(e) is the subject of a written permission to disclose provided by the disclosing Party.

“Control” means the possession of the ability to assign to Buyer as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

“Encumbrance” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, equitable interest, preference, right of possession, lease, tenancy, license, proxy, covenant, order, option, right of first refusal or preemptive right, whether arising out of an obligation to pay any taxes or otherwise.

“Ex-US BEMA Know-How” means all Know-How related to BEMA or any Product which is under the Control of Seller as of the Effective Date and is used or useable solely in the Ex-US Territory, including, but not limited to, data and documentation of clinical trials, pharmacological, toxicological, clinical, assay, control, and manufacturing data, techniques, processes, methods, or systems, and any other information relating to BEMA to the extent used or useable solely in the Ex-US Territory, all as of the Effective Date, excluding the Ex-US BEMA Patent Rights.

“Ex-US BEMA Marks” means all right, title, and interest in the Ex-US Territory to “BEMA” or any additional trademarks or service marks owned by Seller with respect to the Ex-US BEMA Technology, alone or accompanied by any logo or design and any non-English language equivalents in figure, sound or meaning, whether registered or not, including but not limited to any and all such rights in the Ex-US Territory existing solely under common law, statute, or similar bases not requiring explicit government notice or registration.

“Ex-US BEMA Patent Rights” means all Patent Rights in the Ex-US Territory claiming BEMA or any Improvement, or which are necessary, useful, or appropriate to develop, manufacture, or commercialize Products in the Ex-US Territory, and under the Control of Seller as of the Effective Date, which shall include but not be limited to the patents and patent applications listed on Exhibit A.

“Ex-US BEMA Technology” means the Ex-US BEMA Patent Rights and the Ex-US BEMA Know-How.

“Ex-US Books and Records” means, in whatever media, any and all books and records, reports and accounts and data in connection with or related to any Ex-US Product, Ex-US BEMA Technology, or Ex-US BEMA Marks, or any research, development, or other activities primarily related to the foregoing (including but not limited to those related to filing, prosecution, and/or maintenance of the Ex-US BEMA Patent Rights), to the extent, with respect to each of the foregoing, they are solely related to the Ex-US Territory.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

“Ex-US Patent Term” means, on a Ex-US Product-by-Ex-US Product basis, the period of time ending on the expiration of the last to expire of the Ex-US BEMA Patent Rights covering such Ex-US Product in the Ex-US Territory.

“Ex-US Product” means individually and collectively any product which would infringe one or more valid claims of the Ex-US BEMA Patent Rights.

“Ex-US Territory” means all countries and jurisdictions in the world other than the United States.

“FDA” means the Food and Drug Administration, the governmental entity responsible in the United States for the regulation of medicinal products intended for human use.

“GAAP” means generally accepted accounting principles of the United States consistently applied on a basis consistent throughout the periods indicated and consistent with each other.

“Governmental Approval” means all permits, licenses and authorizations, including but not limited to, import permits and Marketing Authorizations required by any Competent Authority as a prerequisite to the manufacturing, marketing or selling of the Product.

“Guaranty” means that certain Guaranty to be executed by BioDelivery Sciences International, Inc. (“BDSI”), owner of all of the outstanding capital stock of Buyer, in the form attached hereto as Exhibit B.

“Improvement” means any and all developments, inventions or discoveries directly relating to the Ex-US BEMA Technology developed or acquired by, or under the Control of, a Party at any time prior to or following the Effective Date and shall include, but not be limited to, such developments intended to enhance the safety and/or efficacy of any Product.

“Know-How” means all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, and scientific research information, whether in written, graphic or video form or any other form or format.

“Marketing Authorization” means all necessary and appropriate regulatory approvals, including but not limited to, variations thereto, and Pricing and Reimbursement Approvals to put a Product on the market in a particular jurisdiction.

“Marks” means the Marks, as defined in the License Agreement, excluding the Ex-US BEMA Marks.

“Net Sales” means the gross amounts invoiced by Buyer, its Affiliates or sublicensees for sales of the Worldwide Product by Buyer, its Affiliates, or its sublicensees, as applicable, to a Third Party in a bona fide arm’s length transaction, less the following items: *** Net Sales shall not include any sales or transfers of Worldwide Products by Buyer or its Affiliates to Affiliates or sublicensees pursuant to manufacturing or distribution agreements where such Affiliate or sublicensee will ultimately sell such Worldwide Product and such amounts received in connection with sale will be included in Net Sales.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

A Worldwide Product shall be considered sold when billed out or invoiced. Components of Net Sales shall be determined in the ordinary course of business in accordance with historical practice and using the accrual method of accounting in accordance with GAAP.

In the event Buyer transfers Worldwide Product to a Third Party in a bona fide arm’s length transaction, for consideration, in whole or in part, other than cash or to a Third Party in other than a bona fide arm’s length transaction, the Net Sales price for such Worldwide Product shall be deemed to be the standard invoice price then being invoiced by Buyer in an arms length transaction with similar customers. The Net Sales of a Combination Product shall be calculated as if the invoiced sales price for a Product included within the Combination Product is ***. In the event that Buyer includes a Worldwide Product as part of a single bundled sale of separate products with separately stated prices, the Net Sales attributable to such Worldwide Product shall be the higher of ***.

“Patent and Trademark Assignment Agreement” means the Patent and Trademark Assignment Agreement executed by Seller in the form attached hereto as Exhibit C.

“Patent and Trademark Security Agreement” means that certain Patent and Trademark Security Agreement between Buyer and Seller in the form attached hereto as Exhibit D.

“Patent Rights” means all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the foregoing, and all improvements, supplements, modifications or additions.

“Pricing and Reimbursement Approvals” means any pricing and reimbursement approvals which may or must be obtained before placing a Product on the market in a particular jurisdiction.

“Product” means a Product, as defined in the License Agreement, excluding an Ex-US Product.

“Purchased Assets” means the Ex-US BEMA Marks, Ex-US BEMA Technology, Ex-US Books and Records, and any and all benefits, privileges, causes of action, and remedies relating to the Ex-US BEMA Technology and the Ex-US BEMA Marks, whether before or hereafter accrued, including, without limitation, all rights in, to and under applications for, filings, registrations or renewals, and rights to apply for, file, register, maintain, extend or renew any of the foregoing and the right to bring actions for past, present or future infringement of or otherwise enforce any of the foregoing and to settle and retain the proceeds of such actions (including, without limitation, all causes of actions relating to the Ex-US BEMA Technology and the Ex-US BEMA Marks, claims and demands or other rights accruing with respect to the Ex-US BEMA Technology and the Ex-US BEMA Marks, or arising from any infringement of the Ex-US BEMA Technology and the Ex-US BEMA Marks, before or after the Effective Date), and any and all other rights corresponding thereto throughout the world.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

“Secured Promissory Note” means that certain secured promissory note made by Buyer in favor of Seller in the form attached hereto as Exhibit E, the terms and conditions of which are incorporated herein by reference.

“Security Agreement” means that certain Security Agreement between Buyer and Seller in the form attached hereto as Exhibit F.

“Third Party” means any entity other than: (a) Seller, (b) Buyer or (c) an Affiliate of Seller or Buyer.

“United States” or “US” means the United States of America, its territories and possessions, including the Commonwealth of Puerto Rico.

“US Assets” means (i) the Marks, and all BEMA Technology and Books and Records Controlled by Seller and (ii) the License Agreement, as amended by the Second Amendment, and any subsequent amendments thereto executed by Arius and Seller.

“Worldwide Product” means, collectively, all Ex-US Products and Products.

Section 1.02 Defined Terms. Each of the following terms is defined in the Section set forth opposite such term below:

Agreement	Preamble
Arius	Recitals
Assumed Liabilities	Section 2.01
Buyer	Preamble
CDC	Recitals
Closing Cash Payment	Section 2.03(a)
Effective Date	Preamble
Indemnified Party	Section 3.04
Indemnifying Party	Section 3.04
License Agreement	Recitals
Loss	Section 3.02
Option Period	Section 2.05
Party(ies)	Preamble
Purchase Price	Section 2.03
Second Amendment Agreement	Section 2.04
Seller	Preamble
Third Party Claim	Section 3.01
US Option	Section 2.05

Section 1.03 No Amendment to License Definitions. The definition of certain terms above which are also separately defined above shall not in any way alter, amend, or be used to interpret the definitions established under the License Agreement.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

ARTICLE II

PURCHASE, SALE, ASSIGNMENT, LICENSE, AND OPTION

Section 2.01 Purchase and Sales. Subject to the terms and conditions set forth in this Agreement, effective on the Effective Date, Seller hereby conveys, assigns, and transfers to Buyer, and Buyer hereby acquires from Seller, for the Purchase Price, free and clear of all Encumbrances, the Purchased Assets and shall assume, pay, discharge, and perform all Assumed Liabilities. For a period of three months following the Effective Date, Seller will cooperate with Buyer, as reasonably requested by Buyer and at Buyer’s expense, which expense shall be commercially reasonable and documented, in effecting the transfer of the Ex-US BEMA Marks to Buyer and enabling Buyer to file registrations, applications therefor, or equivalent formal legal recognition of, or rights with respect to, the Ex-US BEMA Marks in Buyer’s name in the Ex-US Territory, and Buyer shall own all right, title, and interest thereto in the Ex-US Territory.

Section 2.02 Know-How License. Seller hereby grants to Buyer an exclusive, perpetual, royalty-free, fully-paid license in the Ex-US Territory, with rights of sublicense, under and to the BEMA Know-How and Improvements (to the extent not claimed in any Ex-US BEMA Patent Rights) made, obtained, or Controlled by Seller and Books and Records to use, develop, market, advertise, promote, distribute, offer for sale, sell, export and import, manufacture, and have manufactured Ex-US Products, provided that following the expiration of the Ex-US Patent Term, such license shall be non-exclusive, fully-paid, perpetual, and royalty-free.

Section 2.03 Consideration. As consideration for the Purchased Assets, Buyer shall pay to Seller total consideration of $3,000,000 (the “Purchase Price“). The Purchase Price shall be payable as follows:

(a) $1,000,000 (the “Closing Cash Payment“), by wire transfer of immediately available funds on the Effective Date to an account designated by Seller; and

(b) $2,000,000, as evidenced by and subject to the Secured Promissory Note, to Seller as follows:

(i) $1,000,000 upon March 31, 2007; and

(ii) $1,000,000, within ten (10) business days after the initial Governmental Approval in the Ex-US Territory of the first Ex-US Product.

For the avoidance of doubt, (x) the payments referred to in this Section 2.03(b) shall be paid only once by Buyer and (y) the payment required by Section 2.03(b)(ii) shall only be become due and payable at such time as the event described in such Section has occurred.

Section 2.04 Amendment of License Agreement. Buyer and Seller agree that the License Agreement shall be amended pursuant to that certain Second Amendment Agreement, to be executed by Arius and Seller on the Effective Date, in the form attached hereto as Exhibit G (the “Second Amendment Agreement”).

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Section 2.05 Option. Buyer shall have the option (the “US Option”), for a period of twelve (12) months (the “Option Period”) following the Effective Date, to purchase the US Assets, free and clear of all Claims and Encumbrances, for a total purchase price of $7,000,000, payable as follows:

***

***. Buyer may exercise the US Option by providing written notice to Seller within twelve months of the Effective Date. Upon such notice, the Parties shall enter into good faith negotiations to enter into definitive agreements governing the sale and purchase of US Assets as soon as reasonably possible; provided, however, that if the Parties have not consummated the purchase of the US Assets within *** after the end of the Option Period, the US Option shall expire and be of no further force and effect. The terms and conditions of such acquisition shall include the economic provisions described above and otherwise be substantially similar to the terms and conditions described in this Agreement and its relevant exhibits. During the Option Period, and, if the US Option is exercised, any time preceding the purchase and sale of the US Assets, Seller shall not sell, license, assign, or otherwise transfer any of the US Assets and shall not voluntarily subject any of the US Assets to any Encumbrance.

Section 2.06 Expenses. The Parties shall each bear their own costs and expenses (including attorneys’ fees) incurred in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Buyer shall pay all documented costs associated with the perfection and recordal of the documents related to the assignment of the Purchased Assets.

ARTICLE III

PATENT INFRINGEMENT

Section 3.01 Infringement Claimed by Third Parties. In the event a Third Party commences a judicial or administrative proceeding against a Party and such proceeding pertains to the Ex-US BEMA Patent Rights or Ex-US BEMA Marks (the “Third Party Claim”), or threatens to commence such a Third Party Claim, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party. Buyer shall, using its choice of counsel and at its own cost and expense, defend any and all such Third Party Claims or proceedings with respect to any of the Purchased Assets or the licensing of rights thereto by Seller to Arius, and Seller shall, at Buyer’ cost and expense, provide such assistance and cooperation to Buyer as may be reasonably requested by Buyer to defend any such Third Party Claims. The above notwithstanding, without Seller’s prior written consent, which shall not be unreasonably withheld, Buyer may only settle any such claim so long as the terms of such settlement do not (a) impair Seller’s rights hereunder, or (b) impose any costs directly or indirectly on Seller.

Section 3.02 Indemnification of Seller. Buyer shall indemnify and hold Seller, its Affiliates, and their respective employees, directors and officers, harmless from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys’ fees) (any or all of the foregoing herein referred to as “Loss“) insofar as a Loss or

***CONFIDENTIAL TREATMENT REQUESTED***

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actions in respect thereof occurs subsequent to the Effective Date and arises out of or is based upon (a) any claims that the use, marketing, sale, promotion, distribution, manufacture, shipment or sale of an Ex-US Product infringes the patent, including any willful infringement by Buyer, its Sublicensees or Affiliates, trademark or proprietary right or any other published intellectual property right of a Third Party; (b) Buyer’s or its sublicensees’ manufacture, development, marketing, use, handling, storage, sale, distribution or promotion of the Ex-US Product or any demonstration samples; (c) any product liability claim that is brought against Seller by any Third Party arising out of or related to any Ex-US Product; (d) Buyer’s prosecution of a Third Party infringement claim, (e) any Third Party Claim arising out of or related to the Purchased Assets; or (f) Buyer’s breach of its representations, warranties or covenants set forth in this Agreement; provided, however, Buyer shall not be required to indemnify Seller for any Claim for which Seller is obligated to indemnify Buyer under Section 3.03.

Section 3.03 Indemnification of Buyer. Seller shall indemnify and hold Buyer, its Affiliates, and their respective employees, directors, officers, and licensees harmless from and against any Losses insofar as a Loss or actions in respect thereof arises out of or is based upon Seller’s breach of any of its representations, warranties, or covenants set forth in this Agreement.

Section 3.04 Payment of Costs and Expenses. Upon the indemnifying party’s (the “Indemnifying Party”) receipt of a reasonably detailed invoice setting forth the reasonable, documented costs and expenses incurred by the indemnified party (the “Indemnified Party”) with respect to matters for which the Indemnifying Party is obligated to reimburse or indemnify the Indemnified Party pursuant to Section 3.01, 3.02, or 3.03, the Indemnifying Party shall pay such costs and expenses within 30 days.

Section 3.05 Termination of Obligations. Upon the assignment or sale of the Purchased Assets to Seller, an Affiliate thereof, or any Third Party as a result of Seller’s exercise of its rights under the Security Agreement or Patent and Trademark Security Agreement, Buyer shall have no further obligations under Sections 3.01 and 3.02 solely with respect to any Third Party Claims or Losses that arise out of, or are caused by, the use of the Purchased Assets by Seller, its Affiliates or any Third Party assigned the Purchased Assets as a result of the exercise of Seller’s rights under the Security Agreement or Patent and Trademark Security Agreement, any assignee of any of the foregoing, or licensees of any of the foregoing after the date of such assignment or sale.

ARTICLE IV

CONFIDENTIALITY

Section 4.01 Confidentiality. For a period of three (3) years after the Effective Date, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing Party shall first notify the other Party, shall use Commercially Reasonable Efforts to obtain confidential treatment of any such information required to be disclosed, and shall disclose only the minimum information required to be disclosed in order to comply), or (c) to its Affiliates, sublicensees,

***CONFIDENTIAL TREATMENT REQUESTED***

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treatment are being requested are denoted with “***”.

employees, agents, consultants and other representatives to accomplish the purposes of this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein, provided that information concerning any of the Purchased Assets (or rights licensed under Section 2.02) shall be deemed the Confidential Information of Buyer solely with respect to the Ex-US Territory. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information (but not less than a reasonable standard of care) to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the other Party’s Confidential Information. Each Party shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

Section 4.02 Disclosure of Agreement. Neither Party shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing a Party may disclose the terms of this Agreement to potential investors, lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party, or, in the case of Buyer, to any prospective or actual sublicensee, manufacturer, marketing or other corporate partner, acquirer, acquisition target, or existing investor or lender of a Party or any Affiliate thereof, including but not limited to Meda AB, CDC, and Laurus Master Fund, Ltd. (or any affiliate thereof); provided such Party only discloses such information under conditions of confidentiality on terms substantially similar to those contained in this Article IV. Nothing contained in this paragraph shall prohibit either Party from filing this Agreement as required by the rules and regulations of the Securities and Exchange Commission, national securities exchanges (including those located in countries outside of the United States) or the Nasdaq Stock Market; provided the disclosing Party discloses only the minimum information required to be disclosed in order to comply with such requirements, including requesting confidential treatment of this Agreement (after consultation with the other Party) and filing this Agreement in redacted form.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Corporate Power. As of the Effective Date, each Party hereby represents and warrants that such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out the provisions hereof.

Section 5.02 Due Authorization. As of the Effective Date, each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

Section 5.03 Binding Obligation. As of the Effective Date, each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general

***CONFIDENTIAL TREATMENT REQUESTED***

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application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Effective Date, the execution, delivery and performance of this Agreement by such Party (a) does not conflict with or violate (with or without notice, passage of time, or both) (i) any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, (ii) any provision of its certificate of incorporation, bylaws, or other governance documents or any resolution adopted by such Party’s Board of Directors or stockholders, or (iii) any law, regulation, order or requirement of any court, governmental body or administrative or other agency having authority over it and (b) will not result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets, except as contemplated by this Agreement. Seller represents and warrants that, to its knowledge, it will not be required to make any filing with, give notice to, or obtain any consent or approval from any person, entity, or governmental body or other agency in connection with the execution and delivery of this Agreement or other agreements and documents that are referenced herein or attached hereto as exhibit or the consummation of the transactions contemplated hereby and thereby, which if not obtained or made could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

Section 5.04 Ownership of Purchased Assets. As of the Effective Date, Seller represents and warrants that it is the sole owner of all right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances.

Section 5.05 Patent Proceedings. As of the Effective Date, Seller represents and warrants that to Seller’s actual knowledge, without having made an investigation or search, (a) no patent or patent application within the Ex-US BEMA Patent Rights or BEMA Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding, (b) except with respect to matters previously disclosed to Seller by Buyer or its Affiliates, there is no claim pending, previously made, or threatened alleging that the Ex-US BEMA Technology and the BEMA Technology, or the use, manufacture, sale, or importation of technology or products embodying the BEMA Technology or Ex-US BEMA Technology, infringes or misappropriates any copyright, patent, trade secret, trademark, or other published intellectual property right of any third party, (c) except with respect to matters previously disclosed to Seller by Buyer or its Affiliates, and except that for purposes of this Section 5.05(c) only, Seller’s actual knowledge shall mean the actual knowledge, without having made an investigation or search, of Michael R. Duncan and Sean F. Moriarty, no prior use, manufacture, sale, or importation of the Ex-US BEMA Technology, BEMA Technology, or any technology or products embodying the foregoing by Seller, its Affiliates, or their Third Party licensees (excluding Seller’s grant of licenses under the License Agreement) constituted infringement or misappropriation of any copyright, patent, trade secret, trademark, or other published intellectual property right of any Third Party, (d) all filings, payments, and other actions required to be made or taken to maintain such item of the Ex-US BEMA Patent Rights in full force and effect have been made by the applicable deadline, and (e) that it has complied, in all material respects, with its obligations under the License Agreement.

Section 5.06 Legal Proceedings. Except as noted below, as of the Effective Date, each Party hereby represents and warrants to the other Party that there is no action, suit or proceeding

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treatment are being requested are denoted with “***”.

pending against or affecting, or, to the knowledge of either Party, threatened against or affecting that Party, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against either Party that would have a material adverse effect on that Party’s ability to consummate the transactions contemplated by this Agreement. Buyer acknowledges that Seller is currently engaged in litigation related to its product containing leuprolide acetate in the Atrigel® deliver system, the outcome of which, and the effect on Seller, cannot presently be determined.

Section 5.07 Limitation on Warranties. Except as expressly set forth in this Agreement, nothing herein shall be construed as a representation or warranty by Seller to Buyer that the Ex-US BEMA Technology or BEMA Technology is not infringed by any Third Party, or that the practice of such rights does not infringe any published intellectual property rights of any Third Party. Neither Party makes any warranties, express or implied, concerning the commercial utility of the Product.

Section 5.08 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS SUCH TERMS ARE DEFINED IN BLACK’S LAW DICTIONARY, SIXTH EDITION) IN CONNECTION WITH THIS AGREEMENT.

ARTICLE VI

COVENANTS

Section 6.01 Access to Books and Records. Upon five days prior written notice from Seller, Buyer shall permit Seller or its representatives (which representatives shall be subject to the confidentiality provisions of the Agreement) to inspect those books and records (including but not limited to financial records) as Seller deems necessary to ensure Buyer’s compliance with Section 6.02 of this Agreement.

Section 6.02 Commercially Reasonable Efforts. Buyer agrees to use Commercially Reasonable Efforts to pursue Governmental Approval of the Ex-US Product under Section 2.03(b)(ii) of this Agreement. Buyer shall promptly advise Seller of any issues that materially and adversely affect its ability to pursue Governmental Approval of the Ex-US Product in accordance with Section 2.03(b)(ii).

Section 6.03 Compliance. Buyer covenants and agrees that it shall comply, in all material respects, with all Applicable Laws affecting the use, possession, distribution, advertising and promotion in connection with the sale and distribution of the Ex-US Products and any demonstration samples. Buyer’s obligations under this Section 6.03 shall terminate upon Buyer’s payment in full of all amounts due under the Secured Promissory Note.

Section 6.04 Further Actions. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall use its Commercially Reasonable Efforts to (a) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from Competent Authorities any consents, licenses,

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parties in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this transaction under Applicable Law. The Parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the other Party’s counsel (subject to appropriate confidentiality restrictions) prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Seller covenants that (i) in the event any Know-How or Patent Rights related to BEMA in the Ex-US Territory come under its Control following the Effective Date, (1) it shall immediately notify Buyer and provide to Buyer all written information related thereto and (2) subject to Buyer reimbursing Seller for any costs incurred by Seller following the Effective Date in obtaining such rights, such Know-How and Patent Rights shall be deemed Purchased Assets for purposes of this Agreement and immediately assigned, free and clear of all liens, claims, and encumbrances (except with respect to such liens, claims or encumbrances existing on the date Seller obtained such rights), to Buyer, or if they cannot be so assigned, included in the license granted in Section 2.02, and (ii) if Seller becomes aware of any Know-How or Patent Rights related to BEMA to which it has rights in the Ex-US Territory under the Pliva Agreement, Pfizer Agreement, or any other agreement, Seller shall (1) immediately notify Buyer in writing and provide to Buyer all written information related thereto and (2) use Commercially Reasonable Efforts, as requested by Buyer, an at Buyer’s expense, which expense shall be commercially reasonable and documented, to obtain Control of such Know-How or Patent Rights for purposes of assigning all right, title, and interest thereto to Buyer consistent with the foregoing, or if not so assignable, including in the license granted under Section 2.02.

ARTICLE VII

DELIVERIES

Section 7.01 Deliveries By Seller. On the Effective Date, Seller shall deliver, or cause to be delivered, the following items, duly executed by Seller, as applicable:

(a) the Patent and Trademark Assignment Agreement;

(b) the Second Amendment Agreement;

(c) all Ex-US Books and Records (which shall include but not be limited to those related to filing, prosecution, and/or maintenance of the Ex-US BEMA Patent Rights) and any actual filings or correspondence with any patent or trademark offices or agencies outside in the Ex-US Territory; provided, however, that Seller shall be permitted to retain copies of the same for its internal records; and

(d) any other documents necessary to properly record the assignment to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Section 7.02 Deliveries By Buyer. On the Effective Date, Buyer shall deliver the following items, duly executed by Buyer:

(a) the Closing Cash Payment;

(b) the Secured Promissory Note;

(c) the Security Agreement;

(d) the Patent and Trademark Security Agreement;

(e) the Guaranty; and

(f) the Second Amendment Agreement, duly executed by Arius.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the Parties.

Section 8.02 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

Section 8.03 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any provision of this Agreement held invalid or unenforceable in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.04 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by e-mail or by facsimile machine, receipt confirmed, (b) on the following business day, if delivered by a nationally recognized overnight courier service, with receipt acknowledgement requested, or (c) three business days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

If to Seller:	QLT USA, Inc.
2579 Midpoint Drive
Fort Collins, CO 80525
Attn: President
Telephone: (970) 482-5868
Facsimile: (970) 482-9735

Copies to:	Morrison & Foerster LLP
5200 Republic Plaza
370 17th Street
Denver, Colorado 80202-5638
Attn: Warren L. Troupe, Esq.
Telephone: (303) 592-2255
Facsimile: (303) 592-1510

If to Buyer:	Arius Two, Inc.
2501 Aerial Center Parkway, Suite 205
Morrisville, North Carolina 27560
Attn: Chief Executive Officer
Facsimile: (919) 653-5161

Copies to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail
Suite 300
Raleigh, North Carolina 27607-7506
Attn: Larry E. Robbins, Esq.
Telephone: (919) 781-4000
Facsimile: (919) 781-4865

Section 8.05 Independent Contractors. It is expressly agreed that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither Seller nor Buyer shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

Section 8.06 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice versa.

Section 8.07 Publicity. Subject to Section 4.02, Buyer and Seller shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

withheld; provided, however, (a) that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq or any other stock exchange, or (b) if it has used reasonable efforts to consult with the other Party prior thereto, (such consent shall be deemed to have been given if the recipient of the press release or public statement fails to respond to the other Party within 48 hours after the recipient’s receipt of such press release or public statement). No such consent of the other Party shall be required to release information which has previously been made public.

Section 8.08 Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

Section 8.09 Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

Section 8.10 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.

Section 8.12 Assignment. Neither Party may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement without the prior written consent of the other Party; provided that, notwithstanding the foregoing, either Party shall be entitled to assign, sell, hypothecate, or transfer its interest in or obligations under this Agreement without such consent (i) to any Affiliate or (ii) in connection with any sale of substantially all of its assets or business (or portion of its assets or business related to the subject matter hereof), merger, acquisition, consolidation, or other similar transaction. Notwithstanding the foregoing, any such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

[Signature page to follow.]

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

ARIUS TWO, INC.,
a Delaware corporation

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	CEO

QLT USA, INC., a Delaware corporation

By:	/s/ Michael R. Duncan
Name:	Michael R. Duncan
Title:	CEO